EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of AVEO Pharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 11th day of February, 2014.

MPM BIOVENTURES II, L.P.		MPM BIOVENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P.,	By:	MPM Asset Management II, L.P.,
	its General Partner		its General Partner

By:	MPM Asset Management II LLC,	By:	MPM Asset Management II LLC,
	its General Partner		its General Partner

By:	/s/ Luke B. Evnin	By:	/s/ Luke B. Evnin
	Name: Luke B. Evnin		Name: Luke B. Evnin
	Title: Investment Manager		Title: Investment Manager

MPM BIOVENTURES GMBH & CO. PARALLEL- BETEILIGUNGS KG		MPM ASSET MANAGEMENT INVESTORS 2002 BVII LLC

By:	MPM Asset Management II LP, in its capacity as the	By:	/s/ Luke B. Evnin
Special Limited Partner			Name: Luke B. Evnin
Title: Investment Manager

By:	MPM Asset Management II LLC, its General Partner

By:	/s/ Luke B. Evnin
Name: Luke B. Evnin
Title: Investment Manager

MPM ASSET MANAGEMENT II L.P.		MPM ASSET MANAGEMENT II LLC

By:	MPM Asset Management II LLC, its General Partner

By:	/s/ Luke B. Evnin	By:	/s/ Luke B. Evnin
	Name: Luke B. Evnin		Name: Luke B. Evnin
	Title: Investment Manager		Title: Investment Manager

/s/ Ansbert Gadicke Ansbert Gadicke	/s/ Luke B. Evnin Luke B. Evnin

/s/ Nicholas Galakatos Nicholas Galakatos	/s/ Michael Steinmetz Michael Steinmetz

/s/ Kurt Wheeler Kurt Wheeler